UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 14, 2025

ModivCare Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6900 E. Layton Avenue, 12th Floor Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)
(720) 258-2130
Registrant’s telephone number, including area code:

N/A
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	MODV	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below in Item 1.03 of this Current Report on Form 8-K (this “Current Report”) under the captions “Restructuring Support Agreement” and “Debtor-in-Possession Credit Agreement” is hereby incorporated by reference in this Item 1.01.

Item 1.03 Bankruptcy or Receivership.

Restructuring Support Agreement

On August 20, 2025, ModivCare Inc. (“ModivCare”) and certain of its subsidiaries (such subsidiaries, together with ModivCare, the “Company” or the “Debtors”) entered into a Restructuring Support Agreement (the “RSA”) with certain creditors, including (a) an ad hoc group of certain first lien lenders (the “Consenting First Lien Lenders”) under that certain Credit Agreement, dated as of February 3, 2022 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Existing First Lien Credit Agreement”), and (b) an ad hoc group of second lien noteholders (the “Consenting Second Lien Noteholders” and together with the Consenting First Lien Lenders, the “Consenting Creditors”) of ModivCare’s Second Lien Senior Secured PIK Toggle Notes due 2029 (the “Second Lien Notes”), issued under that certain Second Lien Senior Secured PIK Toggle Notes Indenture, dated as of February 25, 2025, by and between ModivCare, as issuer, certain subsidiaries of ModivCare, as guarantors, and Ankura Trust Company, LLC, as trustee (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Second Lien Notes Indenture”).

As set forth in the RSA, including in the term sheet attached thereto (the “Restructuring Term Sheet”), the parties to the RSA have agreed on the principal terms of a proposed financial restructuring of the Company (the “Restructuring”). On August 20, 2025 (the “Petition Date”), the Company commenced voluntary cases (collectively, the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”) providing for a court-administered reorganization pursuant to the terms of the RSA and Restructuring Term Sheet.

The RSA contemplates a comprehensive restructuring of the Company’s debt obligations and capital structure and a recapitalization of the Company. Specifically, the RSA and the Restructuring Term Sheet provide, in pertinent part, as follows:

●	Certain of the Consenting Creditors providing $100 million in debtor-in-possession financing to fund the Chapter 11 Cases;

●	The provision of up to $300 million of takeback term loans upon emergence from chapter 11;

●
The conversion of (i) approximately $871 million in principal claims under the Existing First Lien Credit Agreement into $200 million of exit debt and 98% of the reorganized Debtors’ pro forma equity, subject to dilution by DIP Backstop Premium (defined below), the management incentive plan, and the New Warrants (defined below) and (ii) approximately $316 million in principal claims under the Second Lien Notes Indenture into 2% of the reorganized Debtors’ pro forma equity, subject to dilution by DIP Backstop Premium, the management incentive plan, and the New Warrants;

●	The issuance of the Series A Warrants, the Series B Warrants, and the Series C Warrants (as defined in the Restructuring Term Sheet, the “New Warrants”) to the Second Lien Noteholders;

●	The opportunity for certain holders of unsecured claims against the Company to participate in a potential equity rights offering of up to $200 million (the “Equity Rights Offering”); and

●	The reorganized Company’s entry into a new money $250 million revolving credit facility.

Upon consummation, the Restructuring will affect a significant deleveraging of the Company’s capital structure by reducing the Company’s total funded debt (including accrued but unpaid interest) by approximately $1.1 billion.

The RSA contains certain representations, warranties, and covenants on the part of the Company and the Consenting Creditors, including limitations on the parties’ ability to pursue alternative transactions, commitments by the Consenting Creditors to vote in favor of a pre-arranged joint plan of reorganization (the “Plan”), and commitments of the Company and the Consenting Creditors to cooperate in good faith to finalize the documents and agreements contemplated by the RSA and the Restructuring Term Sheet. The transactions contemplated by the RSA are subject to and conditioned upon, among other things, approval by the Bankruptcy Court.

The RSA includes certain milestones (the “Milestones”) for the progress of the Chapter 11 Cases, which include entry of an order by the Bankruptcy Court confirming the Plan no later than 90 calendar days following the Petition Date and the occurrence of the effective date of the Plan no later than 110 calendar days following the Petition Date. The Required Consenting Creditors may extend or waive the Milestones pursuant to the terms of the RSA.

The RSA may be terminated upon, among other things: (a) the failure to meet the Milestones; (b) the occurrence of certain breaches of the RSA; (c) the mutual agreement of the parties; and (d) in the case of the Company, if the board of directors, members, or managers, as applicable, of the Company reasonably determines in good faith and based upon advice of outside legal counsel that performance under the RSA would be inconsistent with its applicable fiduciary duties.

The foregoing description of the RSA (including the Restructuring Term Sheet) does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the RSA, a copy of which is filed as Exhibit 10.1 to this Current Report and is hereby incorporated by reference in this Item 1.03.

Although the Company intends to pursue the Restructuring in accordance with the terms set forth in the RSA and the Restructuring Term Sheet, there can be no assurance that the Company will be successful in completing the Restructuring, whether on the same or different terms or at all.

Voluntary Petitions For Bankruptcy

On the Petition Date, the Company commenced the Chapter 11 Cases in the Bankruptcy Court in accordance with the terms of the RSA. The Company has requested that the Chapter 11 Cases be jointly administered under the caption “In re: ModivCare Inc. et al.” The Company continues to operate its business as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Company is seeking approval of a variety of “first day” motions containing customary relief intended to facilitate the Company’s ability to continue ordinary course operations.

Additional information about the Chapter 11 Cases, including access to Bankruptcy Court documents, is available online at https://www.veritaglobal.net/ModivCare, a website administered by Kurtzman Carson Consultants, LLC d/b/a Verita Global, a third-party bankruptcy claims and noticing agent. The information on this website is not incorporated by reference into, and does not constitute part of, this Current Report.

Debtor-In-Possession Credit Agreement

Subject to the approval of the Bankruptcy Court, the Debtors expect to enter into a Superpriority Secured Debtor In Possession Credit Agreement (the “DIP Credit Agreement”) with the lenders named therein (the “DIP Lenders”), substantially in the form filed as Exhibit 10.2 hereto.

If the DIP Credit Agreement is approved by the Bankruptcy Court as proposed, the DIP Lenders will provide a senior secured superpriority priming debtor-in-possession term loan credit facility in an aggregate principal amount of up to $100.0 million (the “DIP Facility”), consisting of providing an initial draw of up to $62,500,000 million in new money term loans following entry of an interim order and a subsequent draw of up to $37,500,000 million in new money term loans upon entry of a final order. Borrowings under the DIP Facility would be senior secured obligations of the Debtors, secured by a super-priority lien on the collateral under the DIP Facility, which includes substantially all of the Debtors’ assets. The DIP Credit Agreement contains various customary representations, warranties and covenants of the Debtors.

All holders of claims arising under the First Lien Loans have been (or will be) offered the opportunity to participate in and fund their pro rata share of the DIP Facility. To the extent any eligible holders do not elect to participate in the DIP Facility, certain of the Consenting First Lien Lenders (the “DIP Backstop Parties”) have agreed to backstop and provide the DIP Loans based on the terms set forth in the applicable DIP Backstop Commitment Letter (as defined in the RSA).

The DIP Facility matures on the earliest to occur of: (a) the six month anniversary of the Closing Date (as defined in the DIP Credit Agreement); provided that such date may be extended to the nine month anniversary of the Closing Date 2026 with the written consent of the Required DIP Lenders (as defined in the DIP Credit Agreement) following the request by the Borrower (as defined in the DIP Credit Agreement) prior to January 31, 2025; (b) the effective date of a chapter 11 plan of any Debtor that has been confirmed by an order entered by the Bankruptcy Court; (c) dismissal of any of the Chapter 11 Cases or conversion of any of the Chapter 11 Cases into a case under Chapter 7 of the Bankruptcy Code; (d) the acceleration of the Term Loans (as defined in the DIP Credit Agreement)and the termination of all Commitments (as defined in the DIP Credit Agreement); and (e) the closing of a sale of all or substantially all assets or equity of the Loan Parties (other than to another Loan Party)(as each of such terms is defined in the DIP Credit Agreement).

The DIP Loans will accrue an interest rate, payable in cash, of either (a) SOFR plus 7.00% per annum or (b) Alternate Base Rate plus 6.00% per annum.

Fees and expenses under the DIP Facility include: (a) a backstop premium (the “DIP Backstop Premium”) equal to 20.0% of the reorganized Debtors’ pro forma equity, subject to dilution by the management incentive plan, the New Warrants issued to the Second Lien Noteholders, and potentially the Equity Rights Offering; (b) an original issue discount of 2.00% of the DIP Facility commitments netted from proceeds at issuance; and (c) an exit fee of 3.00% of the DIP Facility commitments, which is due and payable in cash upon termination of the DIP Facility commitments.

The foregoing summary of the DIP Credit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the DIP Credit Agreement, a form of which is filed as Exhibit 10.2 and is hereby incorporated by reference in this Item 1.03.

Item 2.02 Results of Operations and Financial Condition.

To the extent required, the information set forth below under the heading “Cleansing Materials” in Item 7.01 of this Current Report is hereby incorporated by reference in this Item 2.02.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases constitutes an event of default that accelerated obligations under the following material debt instruments and agreements (the “Debt Documents”):

●	approximately $927.3 million of borrowings (plus any accrued but unpaid interest in respect thereof) under the Existing First Lien Credit Agreement;

●	approximately $316.2 million of borrowings (plus any accrued but unpaid interest in respect thereof) under the Second Lien Notes; and

●
approximately $228.8 million of borrowings (plus any accrued but unpaid interest in respect thereof) under that certain Senior Notes Indenture, dated as of August 24, 2021, by and between ModivCare, as issuer, certain subsidiaries of ModivCare, as guarantors, and Wilmington Saving Fund Society, FSB, as trustee (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Unsecured Notes Indenture”).

The Debt Documents provide that, as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Documents are automatically stayed as a result of the Chapter 11 Cases and the creditors’ rights of enforcement in respect of the Debt Documents are subject to the applicable provisions of the Bankruptcy Code.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retention Bonuses

On August 14, 2025, the Board approved a Key Employee Retention Plan (the “KERP”) for certain of its key officers and employees (each, a “Participant”), including the Company named executive officers who are set forth in the table below. Under the KERP, each Participant, including each participating named executive officer, has received a retention bonus (the “Retention Bonus”), with the retention bonus payable to each participating named executive officer equal to the amounts set forth in the table below, with the Retention Bonus advanced and prepaid subject to the terms and conditions set forth in such Participant’s retention letter (each, a “Retention Letter”), including repayment of the net after-tax value of the Retention Bonus if it is not earned on the terms and conditions described below. Each Participant, including each participating named executive officer, will earn (and not have to repay) his or her Retention Bonus if such Participant is employed by the Company on July 31, 2026. Each such Participant, including each participating named executive officer, will also earn (and not have to repay) his or her Retention Bonus if such Participant’s employment is terminated by the Company without Cause (as defined in the Retention Letter) or by reason of death or Disability (as defined in the Retention Letter) prior to July 31, 2026, and such Participant timely signs and does not revoke the Company’s standard general release of claims.

The table below shows the Retention Bonus that each participating named executive officer is entitled to receive under the KERP:

Name	Title	Retention Bonus
L. Heath Sampson	President and Chief Executive Officer	$1,000,000
Chelsey Berstler	EVP & President, Personal Care Services	$350,000

The foregoing description of the Retention Letters does not purport to be complete and is subject to, and is qualified in its entirety by, the form of Retention Letter, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Employment Offer Letter Amendment

On August 14, 2025, the Board approved an amendment of the employment offer letter (the “Amended Offer Letter”) between the Company, and L. Heath Sampson, the Chief Executive Officer of the Company (“Mr. Sampson”) for the purpose of clarifying Mr. Sampson’s current role and compensation and severance entitlement in the event that Mr. Sampson is terminated without Cause or resigns for Good Reason (each term as defined in the offer letter) and to align Mr. Sampson’s offer letter with the compensation terms reflected in the Company’s prior public disclosure and the form of offer letters entered into with other officers of the Company.

The foregoing description of the Amended Offer Letter does not purport to be complete and is subject to, and is qualified in its entirety by, the Amended Offer Letter, a copy of which is filed herewith as Exhibit 10.4 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Press Release

On August 20, 2025, the Company issued a press release announcing the Chapter 11 Cases and other matters, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Cleansing Material

In connection with the foregoing transactions, the Company engaged in confidential discussions and negotiations under Confidentiality Agreements (the “NDAs”) with certain parties, including parties to the RSA (and/or investment advisors or managers of discretionary funds, accounts or other entities for such parties). As part of such discussions and negotiations, the Company provided such parties with the information in the presentation attached hereto as Exhibit 99.2 (the “Presentation”).

Pursuant to the NDAs, the Company agreed, among other things, to publicly disclose certain information, including the information in the Presentation (the “Cleansing Material”), upon the occurrence of certain events set forth in the NDAs. The Cleansing Material was prepared solely to facilitate a discussion with the parties to the NDAs and was not prepared with a view toward public disclosure and should not be relied upon to make an investment decision with respect to the Company. The Cleansing Material should not be regarded as an indication that the Company or any third party considers the Cleansing Material to be a reliable prediction of future events, and the Cleansing Material should not be relied upon as such. Neither the Company nor any third party has made or makes any representation to any person regarding the accuracy of any Cleansing Material or undertakes any obligation to publicly update the Cleansing Material to reflect circumstances existing after the date when the Cleansing Material was prepared or conveyed or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Cleansing Material are shown to be in error. In the event any transaction occurs in the future, the terms of any such transaction may be materially different than the terms set forth in the Cleansing Material. However, no assurance can be given that any such transaction will occur at all.

The information contained in Item 2.02 and this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

Cautionary Note Regarding the Company’s Securities

The Company cautions that trading in its securities (including its common stock) during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. The Company expects that holders of shares of the Company’s common stock could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this Current Report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are identified generally by the use of the terms “intended”, “expected”, “will”, and “anticipates”, and similar words or expressions indicating possible future expectations, events or actions. Forward-looking statements are based on current expectations, assumptions, estimates and projections about the Company’s business and its industry, and are not guarantees of future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein.

All statements in this Report that are not historical are forward-looking statements, including statements regarding the Company’s ability to continue operating its business and implement the Restructuring pursuant to the Chapter 11 Cases, the RSA and the Plan, including the timetable of completing such transactions, if at all. The Company has provided additional information about the risks facing its business and the Company in its most recent annual report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2025, and in its subsequent periodic and current reports on Forms 10-Q and 8-K filed with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statements were made and are expressly qualified in their entirety by the cautionary statements set forth herein and in the periodic and current reports filed with the SEC identified above, which you should read in their entirety before making an investment decision with respect to the Company’s securities. The Company undertakes no obligation to update or revise any forward-looking statements contained in this Report, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Exhibit Number	Description
10.1	Restructuring Support Agreement, dated August 20, 2025, by and among ModivCare Inc., certain of its subsidiaries, and the other parties thereto
10.2	Form of DIP Credit Agreement
10.3	Form of Retention Bonus Letter
10.4	Amended Offer Letter, dated August 15, 2025, by and between ModivCare Solutions, LLC and L. Heath Sampson
99.1	Press Release
99.2	Cleansing Materials Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ModivCare Inc.

Date: August 21, 2025	By:	/s/ Faisal Khan
	Name:	Faisal Khan
	Title:	Senior Vice President, General Counsel and Secretary